Exhibit 1


                    SECOND AMENDMENT TO RIGHTS AGREEMENT

      SECOND AMENDMENT (this "Amendment"), dated as of February 14, 2000, to the Rights Agreement, dated as of December 18, 1996, as amended by the First Amendment to Rights Agreement, dated as of March 12, 1998 (as amended, the "Rights Agreement"), by and between Sterling Software, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association formerly known as The First National Bank of Boston, as Rights Agent (the "Rights Agent").

      WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

      WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

      1. Section 1(a) of the Rights Agreement is amended by adding the following at the end of said Section:

            "Notwithstanding the foregoing or any provision to the contrary contained in this Agreement, none of Computer Associates International, Inc., a Delaware corporation ("Parent"), Silversmith Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and their Affiliates shall be deemed to be an Acquiring Person by reason of (I) the execution of the Agreement and Plan of Merger, dated as of February 14, 2000 (the "Merger Agreement," which term shall include any amendments thereto) by and among the Company, Parent and Sub, the public or other announcement of the merger provided for in the Merger Agreement (the "Merger"), the public or other announcement of the exchange offer provided for by the Merger Agreement (the "Offer"), the commencement of the Offer, the consummation of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement or (II) the execution of the Tender Agreement, dated as of February 14, 2000, by and among certain stockholders of the Company and Sub (the "Tender Agreement").

      2. Section 1(c)(i) of the Rights Agreement is amended by adding the following at the end of said Section:

            "Notwithstanding the foregoing or any provision to the contrary contained in this Agreement, neither Parent, Sub nor any of their Affiliates shall be deemed the "Beneficial Owner" or be deemed to "beneficially own" any Common Shares acquired as a result of the consummation of the Offer, the Merger or any other transaction contemplated by the Merger Agreement or the Tender Agreement."

      3. Section 1(c)(ii) of the Rights Agreement is amended by adding the following at the end of said Section:

            "Notwithstanding the foregoing or any provision to the contrary contained in this Agreement, neither Parent, Sub nor any of their Affiliates shall be deemed the "Beneficial Owner" or be deemed to "beneficially own" any Common Shares acquired as a result of the consummation of the Offer, the Merger or any other transaction contemplated by the Merger Agreement or the Tender Agreement."

      4. Section 1(c)(iii) of the Rights Agreement is amended by adding the following at the end of said Section:

            "Notwithstanding the foregoing or any provision to the contrary contained in this Agreement, neither Parent, Sub nor any of their Affiliates shall be deemed the "Beneficial Owner" or be deemed to "beneficially own" any Common Shares acquired as a result of the consummation of the Offer, the Merger or any other transaction contemplated by the Merger Agreement or the Tender Agreement."

      5. Section 1(h) of the Rights Agreement is amended by adding the following at the end of said Section:

            "Notwithstanding the foregoing or any provision to the contrary contained in this Agreement, a Distribution Date shall not occur by reason of the execution of the Merger Agreement, the public or other announcement of the Merger, the public or other announcement of the Offer, the commencement of the Offer, the consummation of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement or the Tender Agreement."

      6. Section 1(l) of the Rights Agreement is amended by adding the following at the end of said Section:

            "Notwithstanding any provision to the contrary contained in this Agreement, a Flipin Event shall not occur by reason of the execution of the Merger Agreement, the public or other announcement of the Merger, the public or other announcement of the Offer, the commencement of the Offer, the consummation of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement or the Tender Agreement."

      7. Section 1(m) of the Rights Agreement is amended by adding the following at the end of said Section:

            "Notwithstanding any provision to the contrary contained in this Agreement, a Flipover Event shall not occur by reason of the execution of the Merger Agreement, the public or other announcement of the Merger, the public or other announcement of the Offer, the commencement of the Offer, the consummation of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement or the Tender Agreement."

      8. Section 1(z) of the Rights Agreement is amended by addition the following at the end of said Section:

            "Notwithstanding the foregoing or any provision to the contrary contained in this Agreement, a Share Acquisition Date shall not occur by reason of the execution of the Merger Agreement, the public or other announcement of the Merger, the public or other announcement of the Offer, the commencement of the Offer, the consummation of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement or the Tender Agreement."

      9. Section 1(ac) of the Rights Agreement is amended by adding the following at the end of said Section:

            "Notwithstanding any provision to the contrary contained in this Agreement, a Triggering Event shall not occur by reason of the execution of the Merger Agreement, the public or other announcement of the Merger, the public or other announcement of the Offer, the consummation of the Offer, the commencement of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement or the Tender Agreement."

      10. Section 26(b) of the Rights Agreement is amended by deleting the address of the Rights Agent and replacing such address with the following language:

                  BankBoston, N.A.
                  c/o Equisene Limited Partnership
                  150 Royall Street
                  Canton, Massachusetts  02021
                  Attention:  Client Services

      11. The term "Agreement" as used in the Rights Agreement shall be used to refer to the Rights Agreement as amended hereby.

      12. The foregoing amendment shall be effective as of February 14, 2000, and except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

      13. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 14th day of February 2000.


                              STERLING SOFTWARE, INC.


                              By: /s/ Don J. McDermett, Jr.
                                 ______________________________
                              Name:  Don J. McDermett, Jr.
                              Title: Senior Vice President and
                                       General Counsel


                              BANKBOSTON, N.A.


                              By: /s/ Katherine Anderson
                                 ______________________________
                              Name:  Katherine Anderson
                              Title: Managing Director